Exhibit (d)(32)(b)

PACIFIC FUNDS

AMENDMENT NO. 1 TO THE SUBADVISORY AGREEMENT

This AMENDMENT made effective December 31, 2014, to the Subadvisory Agreement (the “Agreement”) made August 1, 2014, by and among Western Asset Management Company, a California Corporation (“Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Funds (formerly known as Pacific Life Funds), a Delaware Statutory Trust (the “Trust”). The Agreement is hereby amended as set forth below (the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Adviser, Subadviser, and Trust (collectively, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.         The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

2.         All references to “Pacific Life Funds” are hereby deleted in their entirety and changed to “Pacific Funds”.

3.         Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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PF Amend No.1 WAMCO	Page 1 of 2

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

WESTERN ASSET MANAGEMENT COMPANY

By:	/s/ W. Stephen Venable	By:
	Name: W. Stephen Venable		Name:
	Title: US Legal		Title:

PACIFIC FUNDS

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

PF Amend No.1 WAMCO	Page 2 of 2

Exhibit A

PACIFIC FUNDS

FEE SCHEDULE

Effective:	December 31, 2014

Fund:	PF Managed Bond Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

(a)         The annual percentage of the combined* average daily net assets of the Segment of the PF Managed Bond Fund and the Pacific Select Fund Diversified Bond Portfolio managed by Subadviser according to the following schedule:

Rate%	Break Point (asset)
0.225%	First $300 million
0.150%	Excess over $300 million up to $2 billion
0.100%	Excess over $2 billion

(b)       Multiplied by the combined* average daily net assets of the Segment of the PF Managed Bond Fund and the Pacific Select Fund Diversified Bond Portfolio managed by Subadviser for the relevant calendar month.

Fund:	PF Inflation Strategy Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

(a)         The annual percentage of the combined* average daily net assets of the Segment of the PF Inflation Managed Fund and the Pacific Select Fund Inflation Strategy Portfolio managed by Subadviser according to the following schedule:

Rate%	Break Point (asset)
0.125%	First $100 million
0.075%	Next $100 million
0.050%	Next $800 million
0.040%	Next $1 billion
0.030%	Excess over $2 billion

(b)         Multiplied by the combined* average daily net assets of the Segment of the PF Inflation Managed Fund and the Pacific Select Fund Inflation Strategy Portfolio managed by Subadviser for the relevant calendar month.

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If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

*Assets are combined only while the Subadviser is managing both the Portfolio of Pacific Select Fund and the Fund of Pacific Funds. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Funds of Pacific Funds only.

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